                                                                   EXHIBIT 3.135
[STATE OF SOUTH DAKOTA SEAL]

                              STATE OF SOUTH DAKOTA

                               SECRETARY OF STATE

                          Certificate Of Incorporation
                              Business Corporation

         I, JOYCE HAZELTINE, Secretary of State of the State of South Dakota, hereby certify that the Articles of Incorporation of____________________________ U-HAUL CO, OF SOUTH DAKOTA, INC. duly signed and verified, pursuant to the provisions of the South Dakota Business Corporation Act, have been received in this office and are found to conform to law.

         ACCORDINGLY and by virtue of the authority vested in me by law, I hereby issued this Certificate of Incorporation of
U-HAUL CO, OF SOUTH DAKOTA, INC.
________________________________________________________________________________

and attach hereto a duplicate of the Articles of Incorporation.

                                  IN TESTIMONY WHEREOF, I have hereunto
                                  set my hand and affixed the Great Seal of the State of South Dakota, at Pierre, the Capital this_____________5th__________ day of
                                  November A.D. 1990

                                  [ILLEGIBLE]

                                                             Secretary of State

                                  _____________________________________________
                                                                         Deputy

                            ARTICLES OF INCORPORATION

 Executed by the undersigned for the purpose of forming a SOUTH DAKOTA BUSINESS
                                CORPORATION under

Chapter 47 of SDCL.                                           Secretary of State

                                    ARTICLE I

         The name of the corporation is U-Haul Co. Of South Dakota, Inc.

         ______________________________________________________________________

                                   ARTICLE II

        The period of existence is Perpetual

                                   ARTICLE III

        The purpose or purposes for which the corporation is organized

                          Rental of trucks and trailers

                                   ARTICLE IV

         The number of shares which it shall have authority to issue, itemized by class, par value of shares, shares without par value, and series, if any, within a class:

                                                   Par value per share or
                             Number of             statement that shares
Class          Series         shares               are without par value
COMMON          None          5,000                   $10.00 par value

                                    ARTICLE V

The preferences, limitations, designation and relative rights of each class or series of stock:

N/a

                                   ARTICLE VI

The corporation will not commence business until consideration of the value of at least One Thousand Dollars($1,000.00) has been received for the issuance of shares.

                                   ARTICLE VII

         The address of its registered office is 319 South Coteau, Pierre, South Dakota 57501 and the name of its registered agent at such address is C. T. Corporation System

                                  ARTICLE VIII

The number of directors constituting the initial board of directors is One and the names and addresses of the persons who are to serve as directors:

               Name                                      Address
John A. Lorentz                          2721 N. Central Avenue

__________________________________       Phoenix, Arizona 85004

__________________________________       _______________________________________

__________________________________       _______________________________________

__________________________________       _______________________________________

__________________________________       _______________________________________

__________________________________       _______________________________________

__________________________________       _______________________________________

                                   ARTICLE IX

The names and addresses of the incorporators:

               Name                                      Address
John A. Lorentz                          2721 N. Central Avenue

__________________________________       Phoenix, Arizona 85004

__________________________________       _______________________________________

__________________________________       _______________________________________

__________________________________       _______________________________________

__________________________________       _______________________________________

__________________________________       _______________________________________

__________________________________       _______________________________________

                                    ARTICLE X
                               (Other provisions)

                           None

ALL INCORPORATORS MUST SIGN BELOW AND SIGNATURES MUST BE NOTARIZED.

These Articles may be amended in the manner authorized by law at the time of Amendment.

Executed in duplicate on the 18th day of October 1990.

                                         /s/ John A. Lorentz
                                         John A. Lorentz, Incorporator

__________________________________       _______________________________________

__________________________________       _______________________________________

__________________________________       _______________________________________

__________________________________       _______________________________________

__________________________________       _______________________________________

__________________________________       _______________________________________

__________________________________       _______________________________________

STATE OF ARIZONA

County of MARICOPA

         On this the 18th day of October, 1990, before me. Blanche I. Passolt, the undersigned officer, personally appeared John A. Lorentz ___________________
________________________________________________________________________________

________________________________________________________________________________

Known to me or satisfactorily proven to be the person(s) whose name(s) subscribed to the within instrument and acknowledged that he [X] executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereunto set my hand and official seal

                                                  [ILLEGIBLE]
                                                  ----------------------------
                                                            Notary Public.

STATE OF________________________ )
                                 )ss.
County of_______________________ )

On this the________________________day of_______________.19___________before me.
the undersigned officer, personally appeared____________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Known to me or satisfactorily proven to be the person(s) whose name(s)__________ Subscribed to the within instrument and acknowledged that --he-- executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereunto set my hand and official seal.

                                              __________________________________
Notarial Seal.                                                Notary Public

FORMS MUST BE SUBMITTED AS DUPLICATE ORIGINALS AND BOTH MUST CARRY ORIGINAL SIGNATURES OF ALL INCORPORATORS AND OF NOTARY PUBLIC.

         SDCL 47-9-7. Amounts of fees. The secretary of state shall charge and collect for:

                  (1) Filing articles of incorporation and issuing a certificate of incorporation

Authorized capital stock of             $   25.000           or less      $  40
Over $25,000 and not exceeding             100,000                           60
Over $100,000 and not exceeding            500,000                           80
Over $500,000 and not exceeding          1,000,000                          100
Over $ 1,000,000 and not exceeding       1,500,000                          150
Over $1500,000 and not exceeding         2,000,000                          200
Over $2,000,000 and not exceeding        2,500,000                          250
Over $2,500,000 and not exceeding        3,000,000                          300
Over $3,000,000 and not exceeding        3,500,000                          350
Over $3,500,000 and not exceeding        4,000,000                          400
Over $4,000,000 and not exceeding        4,500,000                          450
Over $4,500,000 and not exceeding        5,000,000                          500

For purpose only of computing fees under this section, the dollar value of each authorized share having a par value shall be equal to such par value and the value of each authorized share having no par value shall be equal to one hundred dollars per share.